CUMULUS MEDIA INC.

Cumulus Reports Operating Results for First Quarter 2017

ATLANTA, GA — May 15, 2017: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three months ended March 31, 2017.

For the three months ended March 31, 2017, the Company reported net revenue of $264.0 million, down 1.7% from the three months ended March 31, 2016, net loss of $7.4 million and Adjusted EBITDA of $38.7 million, down 7.6% from the three months ended March 31, 2016.

Mary Berner, President and Chief Executive Officer of Cumulus Media Inc. said, "Our first quarter represents a clear inflection point in our turnaround, as the downward trajectory of recent years has been reversed.  With clear evidence that our strategy is working, we remain committed to the rigorous execution of the initiatives that are critical to keeping the Company on a sustained growth path."

Operating Summary (in thousands, except percentages and per share data):

	Three Months Ended March 31,
	2017	2016	% Change
Net revenue	$264,030	$268,530	(1.7)%
Net loss	$(7,395)	$(14,429)	48.7%
Adjusted EBITDA (1)	$38,733	$41,933	(7.6)%
Basic and diluted loss per share	$(0.25)	$(0.49)

	March 31, 2017	December 31, 2016	% Change
Cash and cash equivalents	$151,153	$131,259	15.2%

Term loan (2)	$1,810,266	$1,810,266	—%
7.75% senior notes (3)	610,000	610,000	—%
Total debt	$2,420,266	$2,420,266	—%

	Three Months Ended March 31,
	2017	2016	% Change
Capital expenditures	$5,736	$4,161	37.9%

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition”.

(2) Term loan excludes debt issuance costs/discounts of $27,914 and $29,909 at March 31, 2017 and December 31, 2016, respectively.
(3) 7.75% senior notes exclude debt issuance costs/discounts of $5,591 and $6,200 at March 31, 2017 and December 31, 2016, respectively.

Results for Three Months Ended March 31, 2017

Net Revenue
The Company operates in two reportable segments, the Radio Station Group and Westwood One. The Radio Station Group revenue is derived primarily from the sale of broadcasting time to local, regional and national advertisers. Westwood One revenue is generated primarily through network advertising.
Corporate and Other includes overall executive, administrative and support functions for each of the Company’s reportable segments, including programming, finance, legal, human resources, information technology and administrative functions.

The following tables present our net revenue by segment (dollars in thousands).

	Three Months Ended March 31, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$173,603	$89,855	$572	$264,030
% of total revenue	65.8%	34.0%	0.2%	100.0%
$ change from three months ended March 31, 2016	$(2,873)	$(1,710)	$83	$(4,500)
% change from three months ended March 31, 2016	(1.6)%	(1.9)%	17.0%	(1.7)%

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$176,476	$91,565	$489	$268,530
% of total revenue	65.7%	34.1%	0.2%	100.0%

Net income (loss)

The following tables present our net income (loss) by segment (dollars in thousands).

	Three Months Ended March 31, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$28,538	$2,265	$(38,198)	$(7,395)
$ change from three months ended March 31, 2016	$3,799	$5,150	$(1,915)	$7,034
% change from three months ended March 31, 2016	15.4%	178.5%	(5.3)%	48.7%

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$24,739	$(2,885)	$(36,283)	$(14,429)

Adjusted EBITDA

The following tables present our Adjusted EBITDA by segment (dollars in thousands).

	Three Months Ended March 31, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$39,042	$8,969	$(9,278)	$38,733
$ change from three months ended March 31, 2016	$(4,677)	$1,211	$266	$(3,200)
% change from three months ended March 31, 2016	(10.7)%	15.6%	2.8%	(7.6)%

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$43,719	$7,758	$(9,544)	$41,933

On March 21, 2017, the Company received a notification from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(b)(1) (the "Equity Listing Rule") because the Company's stockholder's equity was below the minimum required amount, and because the Company did not meet the alternative continued listing standards of that Rule.  Separately, on April 5, 2017, the Company received a notification from the NASDAQ indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(a)(2) (the "Bid Price Rule") because the bid price of the Company’s Class A common stock had closed below $1.00 per share for 30 consecutive business days.
On May 5, 2017, the Company submitted to NASDAQ a plan to regain compliance with the Equity Listing Rule. We remain in discussions with NASDAQ regarding this plan and, if accepted, NASDAQ could provide us a period up to September 17, 2017 to regain compliance with the Equity Listing Rule.  In the event NASDAQ does not accept our plan, our Class A common stock will be subject to delisting from NASDAQ.  In addition, in accordance with NASDAQ Listing Rule 5810(c)(3)(A) and assuming no prior action is taken to delist our Class A common stock pursuant to noncompliance with the Equity Listing Rule, the Company has until October 2, 2017 to regain compliance with the requirements under the Bid Price Rule. If, at any time before that date the bid price of the Company’s Class A common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will be deemed to be in compliance with the Bid Price Rule.
We continue to evaluate alternatives to regain compliance with applicable listing rules.  Our inability to maintain the listing of our Class A common stock on the NASDAQ stock market may adversely affect the liquidity and market price of our Class A common stock.

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 4:30 PM eastern time to discuss its first quarter 2017 operating results.

The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 574-990-0924 for conference call access. If prompted, the conference ID is 16848955. Please call five to ten minutes in advance to ensure that you are connected prior to the presentation.

Following completion of the call, a replay can be accessed until 11:30 PM eastern time, June 15, 2017. Domestic callers can access the replay by dialing 800-585-8367 or 855-859-2056, replay code 16848955. International callers should dial +44 (0)145255000 for conference replay access. An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

A link to the live audio webcast of the conference call and the related earnings presentation will be available on the investor section of the Cumulus Media Inc. website (www.cumulus.com/investors).

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to generate and manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business from time to time, our ability to continue to meet the listing standards for our Class A common stock to continue to be listed for trading on the NASDAQ stock market, the write off of a material portion of the fair value of our FCC broadcast licenses and goodwill, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) and any subsequent filings. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 447 owned-and-operated stations broadcasting in 90 US media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events.

For further information, please contact:
Cumulus Media Inc.
Collin Jones
Investor Relations
collin@cumulus.com
404-260-6600

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net revenue	$264,030	$268,530
Operating expenses:
Content costs	101,780	100,045
Selling, general and administrative expenses	114,390	117,227
Depreciation and amortization	16,282	23,097
LMA fees	2,707	5,388
Corporate expenses	9,267	9,510
Stock-based compensation expense	538	878
Acquisition-related and restructuring costs	1,150	2,266
(Gain) loss on sale of assets or stations	(2,606)	5
Total operating expenses	243,508	258,416
Operating income	20,522	10,114
Non-operating expense:
Interest expense	(34,063)	(34,481)
Interest income	37	85
Other income, net	83	720
Total non-operating expense, net	(33,943)	(33,676)
Loss before income taxes	(13,421)	(23,562)
Income tax benefit	6,026	9,133
Net loss	$(7,395)	$(14,429)
Basic and diluted loss per common share:
Basic: Loss per share	$(0.25)	$(0.49)
Diluted: Loss per share	$(0.25)	$(0.49)
Weighted average basic common shares outstanding	29,306,374	29,256,227
Weighted average diluted common shares outstanding	29,306,374	29,256,227

Non-GAAP Financial Measure and Definition
From time to time we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Adjusted EBITDA is the financial metric utilized by the Company to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. The Company also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA, excluding the impact of LMA fees, is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Credit Agreement.

In deriving this measure, the Company excludes depreciation, amortization and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. The Company also excludes any gain or loss on the exchange or sale of any assets and any gain or loss on derivative instruments, early extinguishment of debt, and LMA Fees as they are not associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our ongoing core operations. The Company also excludes any costs associated with impairment of assets as they do not require a cash outlay.

The Company believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. The Company has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, the Company believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA may be defined or calculated differently by other companies, and comparability may be limited.

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2017 and 2016 (dollars in thousands):

	Three Months Ended March 31, 2017
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$28,538	$2,265	$(38,198)	$(7,395)
Income tax benefit	—	—	(6,026)	(6,026)
Non-operating (income) expense, including net interest expense	(1)	142	33,802	33,943
LMA fees	2,707	—	—	2,707
Depreciation and amortization	10,404	5,454	424	16,282
Stock-based compensation expense	—	—	538	538
Gain on sale of assets or stations	(2,606)	—	—	(2,606)
Acquisition-related and restructuring costs	—	1,108	42	1,150
Franchise and state taxes	—	—	140	140
Adjusted EBITDA	$39,042	$8,969	$(9,278)	$38,733

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$24,739	$(2,885)	$(36,283)	$(14,429)
Income tax benefit	—	—	(9,133)	(9,133)
Non-operating (income) expense, including net interest expense	(2)	103	33,575	33,676
LMA fees	5,388	—	—	5,388
Depreciation and amortization	13,589	8,981	527	23,097
Stock-based compensation expense	—	—	878	878
Loss on sale of assets or stations	5	—	—	5
Acquisition-related and restructuring costs	—	1,559	707	2,266
Franchise and state taxes	—	—	185	185
Adjusted EBITDA	$43,719	$7,758	$(9,544)	$41,933